Exhibit 99.1

March 24, 2009

Dear fellow member,

You have overwhelmingly spoken, as approximately 96% of the members voting (representing over 80% of the units eligible to vote) approved all three matters  on the recent ballot related to Rembrandt Enterprises, Inc.’s proposed acquisition of Golden Oval Eggs.  You voted to:

1.              Approve  the Proposed Transaction with Rembrandt;

2.              Approve  the Amendment of the Company’s Certificate of Formation to Change the Company’s Name; and

3.              Approve  the Authority to Adjourn the Special Meeting.

Thank you for giving our board of managers the authority to take the steps necessary to  close the transaction.  There remain conditions to closing which we anticipate being able to complete shortly.  Assuming we do so, we will then communicate with you to confirm the  successful completion. Please continue to check updates at our special hotline at 877-767-5044. Don’t hesitate to call and leave any questions. We will try to respond to your call within 24 hours.

We greatly appreciate your continued support and commitment that has made this opportunity possible.

Warm regards,

Chris Edgington	Dana Persson
Chairman, Board of Managers	President & Chief Executive Officer

Business Office:

1800 Park Avenue East, P.O. Box 615

Renville, Minnesota  56284

320-329-8182

320-329-8136 (fax)

Website: www.goldenovaleggs.com